As filed with the Securities and Exchange Commission on December 13, 2024

Registration No. 333-279954

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

X3 HOLDINGS CO., LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 412, Tower A, Tai Seng Exchange

One Tai Seng Avenue

Singapore 536464

Tel: +65-8038-6502

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue

Suite 204

Newark, Delaware 19711

+302-738-6680

(Name, address including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	December 13, 2024

PROSPECTUS

X3 HOLDINGS CO., LTD.

Up to $277,700,000

Class A Ordinary Share

Preferred share

Debt Securities

Warrants

Rights

Units

and

Up to 30,356,630 Class A Ordinary Shares

Offered by Selling Shareholder

We may from time to time offer, issue and sell up to US$277,700,000, or its equivalent in any other currency, currency units, or composite currency or currencies, of our Class A ordinary shares, par value US$8, preferred shares, debt securities, warrants to purchase our Class A ordinary shares, rights and a combination of the foregoing securities, separately or as units, in one or more offerings. We refer to our Class A ordinary shares, preferred shares, warrants, rights and units collectively as “securities” in this prospectus. This prospectus provides a general description of offerings of these securities that we may undertake.

The selling shareholder identified in this prospectus (the “Selling Shareholder”) may also offer up to an aggregate of 30,000,000 Class A ordinary shares pursuant to the standby equity purchase agreement (the “SEPA”) dated May 16, 2024, by and among the Company and such Selling Shareholder and 356,630 Commitment Shares to be issued to the Selling Shareholder pursuant to the SEPA. We have agreed to bear all of the expenses incurred in connection with the registration of the Conversion Shares. The Selling Shareholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the resale the Conversion Shares. We will not receive any proceeds from the sale or other distribution of our Class A ordinary shares by the Selling Shareholder.

On May 16, 2024, we entered into the SEPA with YA II PN, LTD., a Cayman Islands exempt limited partnership (“Yorkville”), pursuant to which the Company has the right to sell to Yorkville, and Yorkville agreed to purchase from the Company, up to $30.0 million of its Class A ordinary shares (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of Ordinary shares to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any ordinary shares to Yorkville under the SEPA except in connection with notices that may be submitted by Yorkville, in certain circumstances as described below. The Company shall not affect any sales under the SEPA, and Yorkville shall not have any obligation to purchase our Class A Ordinary shares under the SEPA, to the extent that after giving effect to such purchase and sale, Yorkville would beneficially own more than 4.99% of the Company’s Class A ordinary shares at the time of such issuance (the “Ownership Limitation”). As a result of (i) and (ii) above, the Company may not have access to the full $30.0 million amount available under the SEPA.

We confirm that Yorkville is acting solely in the capacity of an arm’s length investor with respect to the SEPA dated May 16, 2024 and the transactions contemplated hereunder. We further confirm that Yorkville is not acting as our financial advisor or fiduciary (or in any similar capacity) with respect to the SEPA and the transactions contemplated hereunder and any advice given by Yorkville or any of its representatives or agents in connection with the SEPA and the transactions contemplated hereunder is merely incidental to Yorkville’s purchase of the relevant securities. We are aware and confirm that we shall not be able to request advances under the SEPA if the registration statement is not effective or if any issuances of the relevant securities pursuant to any advances would violate any rules of the principal market. We confirm that we are capable of evaluating and understanding, and do understand and accept, the terms, risks and conditions of the transactions contemplated by the SEPA. In connection with the SEPA, and subject to the conditions set forth therein, Yorkville agreed to advance us an aggregate principal amount of up to US$8,000,000 through four pre-paid advances (each a “Pre-Paid Advance”) evidenced by convertible promissory notes (the “Convertible Promissory Note”) to be issued to Yorkville at a purchase price equal to 93.0% of the principal amount of each Pre-Paid Advance. On May 16, 2024, the first Pre-Paid Advance was disbursed in the principal amount of US$4,756,986.10. On June 17, 2024, the second Pre-Paid Advance was disbursed in an amount of US$1,500,000 (the “Second Pre-Advance Closing”), the third Pre-Paid Advance shall be in an amount of US$871,506.95 and advanced on the second trading day after the effectiveness of the initial Registration Statement (the “Third Pre-Advance Closing”), and the fourth Pre-Paid Advance shall be in an amount of US$871,506.95 and advanced on the sixtieth calendar day following the date the initial Registration Statement is declared effective by the SEC (the “Fourth Pre-Advance Closing”). Interest shall accrue on the outstanding balance of the Convertible Promissory Note at an annual rate equal to 8.0%, subject to an increase to 18% upon an event of default as described in the Convertible Promissory Notes. The maturity date of the Convertible Promissory Note issued in connection with each Pre-Paid Advance will be 12 months from the date of each closing. Yorkville may convert the Convertible Promissory Notes into shares of our Class A ordinary shares at a conversion price equal to the lower of (i) US$0.9856 per Ordinary Share (the “Fixed Conversion Price”), or (ii) 93% of the lowest daily VWAP (as defined in the Notes) during the 10 consecutive trading days immediately preceding the conversion date or other date of determination, but not lower than the floor price of US$0.1641 per Ordinary Share (the “Conversion Price”). Pursuant to the omnibus amendment entered into as of December 5, 2024, by and between the Company and Yorkville, the floor price will be further reduced to 0.10 per Ordinary Share, subject to the adjustment to reflect any reverse stock split effectuated by the Company. On the later to occur of May 27, 2024 or the effectiveness of this Registration Statement (the “Fixed Price Reset Date”), the Fixed Conversion Price shall be adjusted (downwards only) to equal the average VWAP for the five trading days immediately prior to the Fixed Price Reset Date. Yorkville, in its sole discretion and providing that there is a balance remaining outstanding under the Convertible Promissory Note, may deliver a notice under the SEPA requiring the issuance and sale of shares of Class A ordinary shares to Yorkville at a price per share equivalent to the Conversion Price as determined in accordance with the Convertible Promissory Note in effect on the date of delivery of such notice in consideration of an offset to the Convertible Promissory Note (“Yorkville Advance”). Yorkville, in its sole discretion, may select the amount of any Yorkville Advance, provided that the number of shares issued does not cause Yorkville to exceed: (i) the Ownership Limitation, or (ii) the number of shares registered pursuant to this Registration Statement. Any amounts payable under a Convertible Promissory Note will be offset by such amount sold pursuant to a Yorkville Advance.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of ordinary shares issuable under the SEPA declared effective by the SEC, we will have the right, but not the obligation, from time to time at our discretion until the SEPA is terminated to direct Yorkville to purchase a specified number of ordinary shares (“Advance”) by delivering written notice to Yorkville (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed (i) in respect of each Advance Notice delivered by us, an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice, and (ii) in respect of each Advance Notice deemed delivered by us pursuant to Yorkville’s notice, the amount selected by Yorkville in its notice, which shall not exceed certain limitations set forth in the SEPA.

The shares of Class A ordinary shares will be sold to Yorkville pursuant to the SEPA at the election of the Company as specified in the Advance Notice and at a per share price equal to: (i) the VWAP of the ordinary shares for any period commencing (i) if submitted to Yorkville prior to 9:00 a.m. Eastern Time on a trading day, the open of trading on such day or (ii) if submitted to Yorkville after 9:00 a.m. Eastern Time on a trading day, upon receipt by the Company of written confirmation of acceptance of such Advance Notice by Yorkville and ending on 4:00 p.m. New York City time on the applicable Advance notice date (the “Option 1 Pricing Period”), and (ii) the lowest daily VWAP of the ordinary shares for the three consecutive trading days commencing on the Advance notice date (the “Option 2 Pricing Period,” and each of the Option 1 Pricing Period and the Option 2 Pricing Period, a “Pricing Period”).

Although the SEPA provides that we may sell up to $30.0 million of our Class A ordinary shares to Yorkville, only 30,000,000 ordinary shares (in addition to the 356,630 Commitment Shares, for which we have not and will not receive any cash consideration) are being registered under the Securities Act for resale by Yorkville under the registration statement that includes this prospectus. If we were to issue and sell all of such 30,000,000 ordinary shares to Yorkville at an assumed purchase price per share of $1.00, representing the closing sale price of our ordinary shares on Nasdaq on December 11, 2024, we would only receive approximately $27,900,000 in aggregate gross proceeds from the sale of such ordinary shares to Yorkville under the SEPA. Depending on the market prices of our ordinary shares on the purchase dates on which we elect to sell such ordinary shares to Yorkville under the SEPA, we may need to register under the Securities Act additional ordinary shares for resale by Yorkville which, together with the 30,000,000 ordinary shares included in this prospectus, will enable us to issue and sell to Yorkville such aggregate number of ordinary shares under the SEPA as will be necessary in order for us to receive aggregate proceeds equal to Yorkville’s $30.0 million maximum aggregate purchase commitment available to us under the SEPA.

In connection with the execution of the SEPA, the Company paid a structuring fee to Yorkville in the amount of $15,000 in cash. Additionally, the Company agreed to pay a commitment fee of $300,000 (the “Commitment Fee”), which is equal to 1% of the Commitment Amount under the SEPA, to Yorkville on the date this Registration Statement has been declared effective by the SEC, at the option of the Company, in cash or by the issuance of Class A ordinary shares in such number that is equal to the Commitment Fee divided by the closing price of our ordinary shares as of the trading day immediately prior to the date of the SEPA (the “Commitment Shares”).

Unless terminated earlier as provided in the SEPA, the SEPA will terminate automatically on the earliest to occur of: (i) the 24-month anniversary of the effective date of the registration statement, provided that if a promissory note is then outstanding, such termination shall be delayed until such date that the promissory note that was outstanding has been repaid; or (ii) the date on which Yorkville shall have purchased shares of the ordinary shares under the SEPA for an aggregate gross purchase price equal to $30.0 million;

We have the right to terminate the SEPA at any time after the effective date of the registration statement, at no cost or penalty, upon five trading days’ prior written notice to Yorkville; provided that (i) there are no outstanding Advance Notices under which our ordinary shares have yet to be issued, (ii) there is not an outstanding promissory note, and (iii) the Company has paid all amounts owed to Yorkville pursuant to the SEPA. We and Yorkville may also terminate the SEPA at any time by mutual written consent.

Yorkville has agreed that none of Yorkville, its sole member, any of their respective officers, or any entity managed or controlled by Yorkville or its sole member will engage in or effect, directly or indirectly, for its own account or for the account of any other of such persons or entities, any short sales of our ordinary shares or hedging transaction that establishes a net short position in the ordinary shares during the term of the SEPA. Further, Yorkville represents that at no time prior to the date of the SEPA has Yorkville, its sole member, any of their respective officers, or any entity managed or controlled by Yorkville or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own principal account, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the ordinary shares or (ii) hedging transaction, which in either case establishes a net short position with respect to the ordinary shares that remain in effect as of the date of the SEPA.

In offering the securities covered by this prospectus, Yorkville is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our Class A ordinary shares realized by Yorkville and any discounts, commissions, or concessions received by Yorkville are deemed to be underwriting discounts and commissions under the Securities Act. Yorkville may offer and sell the securities covered by this prospectus from time to time. Yorkville may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement.

The securities may be sold by us or the Selling Shareholder to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. The Selling Shareholder identified in this prospectus, or their respective transferees, pledgees, donees or other successors-in-interest, may offer the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, see the section entitled “Plan of Distribution” on page 14.

The Selling Shareholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Shareholder may sell their Shares hereunder following the effective date of this registration statement.

We will provide specific terms of any offering in one or more supplements to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” on page 14.

Our Ordinary Shares are currently listed on the Nasdaq Capital Market under the symbol “XTKG.” On December 11, 2024, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was US$1.00 per share. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement.

If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in the applicable prospectus supplement. This prospectus also describes the general manner in which the Shares may be offered and sold. If necessary, the specific manner in which the Shares may be offered and sold will be described in a supplement to this prospectus.

Investing in our securities involves risks. You should carefully review the risks described under the heading “Risk Factors” beginning on page 10 and in the documents which are incorporated by reference herein before you invest in our securities.

Our Company is not an operating company but a Cayman Islands holding company. Our operations are primarily conducted through our subsidiaries in Singapore and the PRC. Investors investing in our ordinary shares thus are purchasing equity interest in a Cayman Islands holding company and not in an operating entity.

We face various risks and uncertainties relating to doing business in China. A substantial part of our business operations is conducted in China, and we are subject to complex and evolving PRC laws and regulations. For example, we face risks associated with regulatory requirements on overseas offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a stock exchange in the United States or other foreign jurisdiction, and we are required to make filings with the China Securities Regulatory Commission (the “CSRC”) for applicable securities offerings, including an offering made pursuant to this prospectus. We are required to file with the CSRC within three working days after the subsequent securities offering made pursuant to this prospectus is completed and we might face warnings or fines if we fail to fulfill related filing procedure. Although there are still uncertainties regarding the interpretation and implementation of relevant regulatory guidance, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. These risks could materially and adversely impact our operations and the value of our ordinary shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our shares or the ordinary shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong (the “2021 Determinations”). In June 2021, the Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations, establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022 and vacated the 2021 Determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our current auditor’s, control, including positions taken by authorities of the PRC. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future. The PCAOB is required under the HFCAA to make its determination on an annual basis with regard to its ability to inspect and investigate completely accounting firms based in mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and the risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCAA as and when appropriate. For details, see “Risk Factors— Risks Related to Doing Business in China — Our Ordinary Shares may be delisted under the HFCAA if the PCAOB is unable to inspect auditors or their affiliates that are located in mainland China. The delisting of our Ordinary Shares, or the threat of such delisting, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors of the benefits of such inspections.”, which is included in our most recent annual report on Form 20-F. Recent developments with respect to audits of China-based companies may still also create uncertainty about the ability of our auditor to fully cooperate with the PCAOB’s inspection requests without the approval of the relevant PRC authorities. The delisting of our ordinary shares, or the threat of their being delisted, may have a material adverse impact on our listing and trading in the U.S. and the trading prices of our ordinary shares.

Our ability to pay dividends to the shareholders and to service any debt it may incur may depend upon dividends paid by our PRC subsidiaries. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. Under PRC laws and regulations, our PRC subsidiaries are subject to certain restrictions with respect to payment of dividends or other transfers of any of their net assets to us. Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. PRC laws also require a foreign-invested enterprise to set aside at least 10% of its after-tax profits as the statutory common reserve fund until the cumulative amount of the statutory common reserve fund reaches 50% or more of such enterprise’s registered capital, if any, to fund its statutory common reserves, which are not available for distribution as cash dividends. Remittance of dividends by a wholly foreign-owned enterprise out of mainland China is also subject to examination by the banks designated by the PRC State Administration of Foreign Exchange. These restrictions are benchmarked against the paid-up capital and the statutory reserve funds of our PRC subsidiaries. To the extent cash in our business is in China or in an entity in mainland China, the funds may not be available to fund operations or for other use outside of mainland China due to interventions in or the imposition of restrictions and limitations by the PRC government on our ability to transfer cash. As a result, our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business may be materially and adversely affected.

Neither the Securities and Exchange Commission, Cayman Islands, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2024.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, using a resale and “shelf” registration process. Under this resale and shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one or more offerings, up to a total amount of $277,700,000 and the Selling Shareholder may offer from time to time up to an aggregate of up to 30,000,000 Class A ordinary shares. You should rely only on the information contained in this prospectus and the related exhibits, any prospectus supplement or amendment thereto and the documents incorporated by reference, or to which we have referred you, before making your investment decision. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Neither we nor the Selling Shareholder have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation of an offer to purchase, the Class A Ordinary Shares offered by this prospectus, any prospectus supplement or amendments thereto in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the U.S. Securities and Exchange Commission (the “SEC”), is accurate as of any date other than the date on the front cover of the applicable document.

If necessary, the specific manner in which the securities may be offered and sold will be described in a supplement to this prospectus, which supplement may also add, update or change any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus nor any distribution of Class A Ordinary Shares pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since such date.

When used herein, unless the context requires otherwise, references to the “X3 Holdings,” “the Company,” “our Company,” “we,” “our” and “us” refer to X3 Holdings Co., Ltd., a Cayman Islands exempted company.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

iii

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.” Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us,” and other similar terms refer to X3 Holdings Co., Ltd. and its consolidated subsidiaries.

Overview

X3 Holdings Co., Ltd., headquartered in Singapore, is a global provider of digital solutions and technology services spanning diverse industries. We harness cutting edge technologies to forge agile, innovative business models across targeted global markets by integrating pivotal resources in technology applications, financial prowess, and streamlined operations. We target accelerated and transformative growth across digital technologies, cryptomining operations, renewable energy, and agriculture technologies, focusing on key markets in Asia, the Middle East, Africa, and Europe. Our vision is to be a differentiated and valuable company excelling in high growth industries with a global reach.

Digital Technologies

With over two decades of technology and industry expertise, X3 Holdings capitalizes on the digital transformation sweeping the global trade industry. We provide integrated solutions and services to both public and private entities by developing a comprehensive suite of cross-border digital trade platforms and services. Our global trade supply chain and compliance platform services have been adopted in China, Indonesia, the Netherlands, Spain and the United Kingdom, with plans to reach even more countries.

Cryptomining Operations

X3 Holdings engages in developing globally diversified bitcoin cryptomining operations supported by sustainable energy sources. We partner with top-tier mining machine providers to ensure stable access and supply of next generation miners. We also collaborate with global partners to intertwine cryptomining with agriculture and renewable energy to slash electricity and operational costs. Already operational in Central Asia, the Company plans to gear up for a sizable bitcoin mining fleet in the near term.

Renewable Energy

X3 Holdings aligns with industry leading players, weaving together policy, technology, capital and regional resources to develop scalable renewable energy projects. This initiative champions renewable energy adoption for new energy vehicle and agriculture machinery development in targeted markets. The Company also pursues integrated renewable energy solutions for cryptomining and agriculture, creating a blueprint for reduced electricity cost and environmental stewardship.

Agriculture Technologies

X3 Holdings offers smart platforms and digital technologies and to enhance agricultural farming efficiency and operations, utilizing big data, AI, blockchain and IoT. We collaborate with global partners in seeds and fertilizers to help facilitate higher crop yields, reduced resource consumption, and sustainable practices. The Company also develop an integrated solution marrying greenhouse operations with collocated cryptomining facilities, with the waste heat repurposed and recycled.

We believe our competitive strengths are contributing to our success and differentiating us from our competitors. We have a diversified business with clear and robust growth strategies in what we believe high growth markets with multiple revenue and profit models, supported by our over two decades of industry and technology expertise and capabilities underpinning business innovation and transformation.

We are striving to create values for all stakeholders, facilitated by our globally integrated resources and operations to support our overall growth. We believe there is a potent entrepreneurial spirit prevalent throughout our global operations, shared by our management, employees, and business partners, led by our agile and seasoned management team and complemented by a partnership network adept at realizing our global vision.

Our Solutions and Services

X3 Holdings is a provider of digital solutions and technology services spanning diverse industries in targeted markets, operating across diversified business segments in digital technologies, cryptomining operations, renewable energy, and agriculture technologies.

Digital Technologies

With over two decades of technology and industry expertise, X3 Holdings capitalizes on the digital transformation sweeping the global trade industry. We provide integrated solutions and services to both public and private entities by developing a comprehensive suite of cross-border digital trade platforms and services. Our global trade supply chain and compliance platform services have been adopted in China, Indonesia, the Netherlands, Spain and the United Kingdom, with plans to reach even more countries.

Global Trade Digital Platforms: We provide global digital trade platforms and services to both public and private entities, servicing all stakeholders in the global trade ecosystem including international trading partners, logistics service providers, customs authorities, and other government agencies. Our platforms and services encompass cross-border trades, logistics and shipping, customs clearance, and transactions and settlements, with enhanced traceability and transparency across the entire supply chain. We also offer fintech services for financial institutions for enhancing risk control and ensuring efficient supply chain financing.

Trade Zone Operations Solutions: We offer digital solutions and services for developing and operating free trade zones, bonded goods facilities, cross border trade zones, and other regulated trade zones and facilities. Our solutions and services are designed for trade zone operations, enterprise trade applications, customs monitoring and clearance, and other financial and logistics services for trade zone authorities and enterprises. Our blockchain applications enable supply chain transparency, streamlined customs clearance, expedited import and export process, and increased international trade volume for the regulated trade zones.

Supply Chain and Compliance Solutions: We provide global trade supply chain and compliance platforms and solutions for multinational manufacturing and international trade enterprises, satisfying regulatory requirements of customs authorities in various countries. Our solutions facilitate streamlined documentation process and integrated data sharing relating to customs, tax, logistics and shipping, and strengthen collaboration among customers’ subsidiaries and operations worldwide. Our solutions expedite the flow of raw materials and finished goods across the entire supply chain, fostering customer’s global market expansion.

International Trading of Products: We engage in international trading of select products by using data from our global trade platforms and market analysis on trade composition, trade logistics, and market trends and development. We collaborate with supply and channel partners to capitalize on international trading opportunities for consumer products and commodity products with high profit and growth opportunities. We gain access to efficient logistics channels to minimize shipping costs, leveraging on our over two decades of international trade industry experience and a global network of operations and logistics partners.

Cryptomining Operations

X3 Holdings engages in developing globally diversified bitcoin cryptomining operations supported by sustainable energy sources. We partner with top-tier mining machine providers to ensure stable access and supply of next generation miners. We also collaborate with global partners to intertwine cryptomining with agriculture and renewable energy to slash electricity and operational costs. Already operational in Central Asia, the Company plans to gear up for a sizable bitcoin mining fleet in the near term.

Cryptomining Business: We develop and operate renewable energy supported and sustainability-focused bitcoin mining operations with high performance mining machines, diversified across hosting sites in Central Asia and other regions. We adopt an asset light model by focusing on investment in mining machines rather than infrastructure for maximized return of investment on revenue generating assets and minimized capital expenditure. We partner with leading crypto machine manufacturers for stable access to top-tiered performance mining hardware to drive an efficient scaling of our miner fleet.

Cryptomining Operations: We leverage our strong partnerships with diversified hosting facilities operated and supported by sustainable energy sources to minimize electricity and operational cost, and mitigate regulatory and site related risks. We focus on expansion of global bitcoin mining capacities powered by renewable energy sources collocated with the hosting sites. We continue to pursue and execute a prudent and efficient scaling of our mining capacities at existing operations and expanded locations with low-cost, energy efficient sustainable energy sources, with a projected sizable miner fleet in the near term.

Sustainability Focus: We engage in the development of bitcoin mining operations and facilities powered by renewable energy sources from solar energy, wind power and hydroelectric power across global geographically diversified locations. We continue to emphasize on a broader international footprint and deploy miners at renewable energy powered hosting sites with a long-term goal to become entirely carbon neutral. We also develop cleantech solutions to recover and repurpose excessive heat from the cryptomining facilities as a heating source for collocated farming greenhouses, further reducing carbon emissions.

Cryptomining and Agribusiness: We develop sustainability focused cleantech solutions for recovering and repurposing the excessive heat generated from the cryptomining sites for heating use in the collocated farming greenhouses. The cryptomining operations benefit from an added revenue stream and lower cooling cost offsetting electricity, while the greenhouses benefit from lower cost for heating and microclimate control, resulting in the same renewable energy being used twice, leading to substantial less carbon emissions by the efficient use of heat at collocated cryptomining operations and farming greenhouses.

Renewable Energy

X3 Holdings aligns with industry leading players, weaving together policy, technology, capital and regional resources to develop scalable renewable energy projects. This initiative champions renewable energy adoption for new energy vehicle and agriculture machinery development in targeted markets. The Company also pursues integrated renewable energy solutions for cryptomining and agriculture, creating a blueprint for reduced electricity cost and environmental stewardship.

Renewable Energy Business: We engage in an integrated renewable energy business model driving for the adoption of renewable energy and development of new energy vehicles and agriculture machinery in key developing markets. We collaborate with industry leading players, weaving together policy, technology, capital, and regional resources to cultivate a scalable renewable energy business with robust growth potential. We deploy diverse operational models in research and development, manufacturing and operations, and platform and channel services, fostering an efficient ecosystem for all stakeholders.

Electric Vehicles and Agriculture Equipment Projects: We collaborate with leading manufacturers and suppliers of electric vehicles and agriculture machinery and equipment for the project design, implementation and operations in target markets. We harnessing our partners’ technological and manufacturing capacities to establish regional brands and extending brand influence and market reach across developing and emerging markets. We implement financial and investment strategies and solutions to support production facility development and operations as well as brand and channel development.

Solar Power Projects: We forge strategic alliances with leading solar system providers in developing a portfolio of regional solar energy and storage projects catering to agricultural and industrial needs of target markets. We explore opportunities in research and development as well as assembly and production of photovoltaic panels and systems in developing countries with favorable cost structures and regulatory environments. We also develop solar energy charging stations tailored for electrical vehicles and clean energy driven agricultural machinery, complete with integrated digital technology solutions and services.

Integrated Operations Models: We develop integrated renewable energy solutions for agriculture and cryptomining, resulting in lower electricity cost and reduced carbon emission with a positive impact on the environment and society. Our renewable energy-based agriculture services encompass distributed energy and storage system installation, greenhouse and digital agritech operations, renewable energy powered farming equipment, and electric charging stations. We collaborate with cryptomining hosting facilities by leveraging cost effective renewable energy sources to drive sustainable practices.

Agriculture Technologies

X3 Holdings offers smart platforms and digital technologies and to enhance agricultural farming efficiency and operations, utilizing big data, AI, blockchain and IoT. We collaborate with global partners in seeds and fertilizers to help facilitate higher crop yields, reduced resource consumption, and sustainable practices. The Company also develop an integrated solution marrying greenhouse operations with collocated cryptomining facilities, with the waste heat repurposed and recycled.

Smart Agritech: We provide smart agritech platform and services for monitoring and managing crops and livestock farming, utilizing big data, artificial intelligence and IoT technologies to provide data analysis and decision-making tools. For crops, our services provide environment data and insights such as temperature and humidity, as well as soil properties such as moisture, pH and soil fertility for enhanced farm management and operations. For livestock, our digital services integrate IoT sensors, satellite positioning, electronic fences and livestock biometric for managing livestock identification, quantity, location, and health status.

Greenhouse Solutions: We offer integrated solutions for greenhouse development and operations, with benefits including higher crop yield, less water and fertilizer used, increased food safety, and enhanced sustainability with solar power. We collaborate with global partners and integrate technologies such as IoT and AI, microclimate control and refrigeration, lighting technologies, and pest and disease control. We also integrate greenhouse operations with collocated cryptomining facilities where the heat generated are recycled and repurposed for climate and temperature control in the greenhouses.

Agriculture Fintech Services: We provide fintech solutions and services for farming customers through the use of blockchain, IoT, and big data technologies by developing digital asset models for agricultural crop and livestock. Our digital asset models transforming agriculture assets into traceable digital assets tradable on agriculture digital markets and utilized by farming and processing enterprises to obtain financing. We also develop a digital platform for managing and monitoring livestock with digital assets created as a collateral for financial institutions in providing financing to farming communities.

Integrated Operations and Services: We offer a package of sales and services encompassing agriculture machines and equipment, photovoltaic modules, and solar powered charging stations for regional farmers and farming communities. We engage in growing of high demand and high profit specialty fruits, vegetables and teas such as fruit flavored corns, multi-color tomatoes, and multi flavored teas in the greenhouses and open fields. Our sales of specialty fruits and vegetables through regional wholesale and distribution channels, as well as direct sales to consumers on leading global and regional ecommerce retail platforms.

Our Growth Strategies

We plan to grow and expand our business by pursuing the following growth strategies:

●	Focus on executing business segment strategies to expand and strengthen expertise, capabilities and resources to drive overall growth;

●	Continue to pursue a global and diversified business growth strategy to ensure sustained growth, effectively countering market uncertainties;

●	Accelerate our research and development of cutting-edge technologies to continue expanding our solutions and service offerings;

●	Persist in creating and replicating agile and innovative business models, capitalizing on market opportunities to accelerate revenue and profit growth;

●	Expand by organic and inorganic growth wherever strategic opportunities emerge, adopting to a disciplined approach to ensure future earnings growth.

We adopt differentiated and tailored growth strategies and priorities for each business segment:

●	Digital Technologies: Harness the power of digital transformation to redefine global trade and increase market penetration with expanded solutions and offerings.

●	Cryptomining Operations: Scale up bitcoin cryptomining capacities with sustainable energy sources across globally diversified hosting sites.

●	Renewable Energy: Focus on development and operations of large scale integrated renewable energy projects in key markets.

●	Agriculture Technologies: Amplify market presence with expanded smart agritech and IoT solutions and services in select markets.

Our Technology

Our product applications, industry solutions and platform services are designed and built from our multiple proprietary technology infrastructure platforms which are developed based on industry leading infrastructure technologies. Our infrastructure technology platforms are designed for high performance reliability, flexibility and scalability, allowing us to expand our solutions and services rapidly and efficiently to consistently address the changing needs of our global customers and partners. We are developing our own technologies as well as working with other technology and infrastructure partners with the best use of big data, artificial intelligence, blockchain, Internet of Things, and 5G, among other technologies. We are continuing to leverage our industry expertise and product knowledge, utilizing cutting-edge technologies to enhance our core technology and application capabilities in continually expanding the scope of our solutions and services.

Our Customers

We provide our solutions and services to a broad spectrum of both private and public entities globally. Our private sector customers include import and export companies, international trade manufacturers, cross-border eCommerce platforms, freight forwarding and shipping agencies, customs and clearance inspection brokers, warehouse operators, logistics and transportation companies, expressed courier service providers, financial institutions, insurance service providers, farming communities and groups, agribusiness organizations, agriculture related companies, and other business project related companies and organizations. Our public sector customers are various government agencies, authorities and organizations, including government agencies such as customs, maritime affair, transportation and commerce, and government authorities and organizations such as port authorities, free trade zones, bonded facilities and warehouses, and others government regulated facility operators.

Our Go-To-Market Approach

Our go-to-market approach is focused on expanding the adoption of our solutions and services with existing customers and acquiring new customers with a direct sales force and a network of global channel partners, designed to accelerate and scale up our market adoption efficiently and globally. We believe our customer relationship-focused sales model is an advantage compared to other competitors’ product focused approach, enabling us to develop and form strong, long-term relationships with our existing and potential customers. Our direct sales and marketing teams are comprised of field sales, corporate sales and business development based on customer size, geographic markets, channel networks, and target industries, striving to sustain our high customer retention and long customer tenure. We continue to focus on cross-sell additional products and platforms with our existing customers to expand the scope of adoption for our solutions and services.

Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	A diversified business with clear and robust growth strategies in high growth markets with multiple revenue and profit models.

●	Over two decades of technology expertise and capabilities underpinning business innovation and transformation.

●	Consistent value creation for stakeholders facilitated by globally integrated resources and operations to support overall growth.

●	A potent entrepreneurial spirit prevalent throughout global operations, shared by our management, employees, and business partners.

●	An agile and seasoned management, complemented by a partnership network adept at realizing the company’s global vision.

Corporate Structure

The following diagram illustrates our corporate structure of our principal subsidiaries as of the date of this prospectus:

Corporate Information

Our principal executive office is located at Suite 412, Tower A, Tai Seng Exchange, One Tai Seng Avenue, Singapore 536464. Our telephone number is +65-8038-6502. We maintain a website at www.x3holdings.com that contains information about our company, though no information contained on our website is part of this prospectus.

Summary of Risk Factors

Investing in our ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated herein by reference.

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Economic uncertainties or downturns could materially adversely affect our business.

●	The growth and success of our business depends on our ability to develop new services and enhance existing services in order to keep pace with rapid changes in technology.

●	If we do not succeed in attracting new customers for our services and growing revenues from existing customers, we may not achieve our revenue growth goals.

●	We may be unable to effectively manage our expansion for the anticipated growth, which could place significant strain on our management personnel, systems and resources. We may not be able to achieve anticipated growth, which could materially and adversely affect our business and prospects.

●	We face risks associated with having an extended selling and implementation cycle for our services that require us to make significant resource commitments prior to realizing revenues for those services.

●	Adverse changes in the economic environment, either in China or globally, could reduce our customers’ purchases from us and increase pricing pressure, which could materially and adversely affect our revenues and results of operations.

●	We generate a significant portion of our revenues from a relatively small number of major customers and loss of business from these customers could reduce our revenues and significantly harm our business.

●	We may be forced to reduce the prices of our services due to increased competition and reduced bargaining power with our customers, which could lead to reduced revenues and profitability.

●	A portion of our income is generated, and will in the future continue to be generated, on a project basis with a fixed price; we may not be able to accurately estimate costs and determine resource requirements in relation to our projects, which would reduce our margins and profitability.

Risks Related to Our Corporate Structure

Risks and uncertainties related to our corporate structure include, but are not limited to, the following:

●	We are a Cayman Islands company and, because judicial precedent regarding the rights of shareholders is more limited under Cayman Islands law than under U.S. law, shareholders may have less protection for their shareholder rights than they would under U.S. law.

●	Judgments obtained against us by our shareholders may not be enforceable.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

●	If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Risks Related to Our Ordinary Shares

Risks and uncertainties related to our Shares include, but are not limited to, the following:

●	Our Shares may be delisted from the Nasdaq Capital Market as a result of our failure of meeting the Nasdaq Capital Market continued listing requirements.

●	Our issuance of new shares and convertible note had a dilutive effect on our existing shareholders and may adversely impact the market price of our Ordinary Shares.

Risks Related to Doing Business in China

Risks and uncertainties related to conducting business in China include, but are not limited to, the following:

●	The Chinese government may exert substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to issue securities to foreign investors, however, if our subsidiaries or the holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

●	We may be influenced by changes in the political and economic policies of the PRC government.

●	Uncertainties with respect to the interpretation and enforcement of PRC laws, rules and regulations could have a material adverse effect on us.

●	Recent regulatory initiatives implemented by the PRC competent government authorities on cyberspace data security may have introduced uncertainty in our business operations and compliance status, which could result in materially adverse impact on our business, results of operations and our listing on Nasdaq.

●	We may be adversely affected by the complexity and uncertainties of and changes in PRC regulation of Internet business and related companies.

●	U.S. regulators’ ability to conduct investigations or enforce rules in China is limited.

●	We face uncertainty regarding the PRC tax reporting obligations and consequences for certain indirect transfers of the stock of our operating company.

SUMMARY OF THE SECONDARY OFFERING

The secondary offering of this prospectus relates to the offer and resale by the Selling Shareholder of up to an aggregate of 30,000,000 Class A ordinary shares and 356,630 commitment fee shares. All of the Class A ordinary shares will be sold by the Selling Shareholder. The Selling Shareholder may sell the Class A ordinary shares from time to time at prevailing market prices or at privately negotiated prices.

Securities Offered by the Selling Shareholder:	Up to an aggregate of 30,356,630 Class A Ordinary Shares.

Use of Proceeds:	All of the Class A Ordinary Shares offered by the Selling Shareholder pursuant to this prospectus will be sold by the Selling Shareholder for its account. We will not receive any proceeds from the sale of shares by the Selling Shareholder.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors described under “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F, which is incorporated herein by reference, as well as the risk factors contained in any prospectus supplement and in our filings with the SEC, as well as all of the information contained in this prospectus and the related exhibits, any prospectus supplement or amendments thereto, and the documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties that we have described are not the only ones that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

Risks Related to this Offering

It is not possible to predict the actual number of shares we will sell under the SEPA to Yorkville, or the actual gross proceeds resulting from those sales.

On May 16, 2024, we entered into the SEPA with Yorkville, pursuant to which we have the right to sell to Yorkville, and Yorkville agreed to purchase from us, up to $30.0 million of its Class A ordinary shares (the “Commitment Amount”), subject to certain limitations and conditions set forth in the SEPA. The ordinary shares that may be issued under the SEPA may be sold by us to Yorkville at our discretion from time to time for a period of up to 24 months, unless the SEPA is terminated earlier, beginning on the effective date of the registration statement.

We generally have the right to control the timing and amount of any sales of our ordinary shares to Yorkville under the SEPA. Sales of our ordinary shares, if any, to Yorkville under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Yorkville all, some or none of the ordinary shares that may be available for us to sell to Yorkville pursuant to the SEPA.

Because the per share purchase price that Yorkville will pay for Purchase Shares in any transaction that we may elect to effect pursuant to the SEPA will be determined by reference to the volume weighted average price during the applicable period, respectively, on the applicable purchase date, as of the date of this prospectus, it is not possible for us to predict the number of ordinary shares that we will sell to Yorkville under the SEPA, the purchase price per share that Yorkville will pay for shares purchased from us under the SEPA, or the aggregate gross proceeds that we will receive from those purchases by Yorkville under the SEPA.

Although the SEPA provides that we may sell up to an aggregate of $30.0 million of our ordinary shares to Yorkville, only 30,000,000 ordinary shares are being registered under the Securities Act for resale by Yorkville under the registration statement that includes this prospectus. If it becomes necessary for us to issue and sell to Yorkville under the SEPA more than the 30,000,000 ordinary shares being registered under the Securities Act for resale by Yorkville under the registration statement that includes this prospectus in order to receive aggregate gross proceeds equal to $30.0 million under the SEPA, we must first (i) obtain stockholder approval to issue ordinary shares in excess of the exchange cap under the SEPA in accordance with applicable Nasdaq rules and (ii) file with the SEC one or more additional registration statements to register under the Securities Act the resale by Yorkville of any such additional ordinary shares we wish to sell from time to time under the SEPA, which the SEC must declare effective, in each case before we may elect to sell any additional ordinary shares to Yorkville under the SEPA. Any issuance and sale by us under the SEPA of a substantial number of ordinary shares in addition to the 30,000,000 ordinary shares being registered for resale by Yorkville under this prospectus could cause additional substantial dilution to our stockholders. The number of ordinary shares ultimately offered for sale by Yorkville is dependent upon the number of ordinary shares, if any, we ultimately elect to sell to Yorkville under the SEPA.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Yorkville. If and when we do elect to sell our ordinary shares to Yorkville pursuant to the SEPA, after Yorkville has acquired such shares, Yorkville may resell all, some or none of such shares at any time or from time to time at its discretion and at different prices. As a result, investors who purchase shares from Yorkville in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Yorkville in this offering as a result of future sales made by us to Yorkville at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Yorkville under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Yorkville may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Sales of a substantial number of our securities in the public market by our existing stockholders could cause the price of our ordinary shares to fall.

Yorkville can resell, under this prospectus, up to 30,356,630 shares of ordinary shares that we may, at our sole discretion, direct Yorkville to purchase from us pursuant to the SEPA, from time to time after the date of this prospectus and during the term of the SEPA. If all of the 30,356,630 shares offered for resale by Yorkville under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 68.25% of the total number of outstanding shares of our ordinary shares and approximately 68.81% of the total number of outstanding shares of our ordinary shares held by non-affiliates of our company, in each case as of December 11, 2024.

Sales of a substantial number of our ordinary shares in the public market by Yorkville and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our ordinary shares and could impair our ability to raise capital through the sale of additional equity securities.

Our management team will have broad discretion over the use of the net proceeds from our sale of our ordinary shares to Yorkville, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of ordinary shares to Yorkville, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

Risks Related to Bitcoin and the Bitcoin Network

The price of bitcoin may be volatile.

A significant amount of the value of bitcoin is speculative, which could lead to increased volatility. Investors could experience significant gains, losses and/or volatility, depending on the valuation of bitcoin. The issuance of bitcoin is determined by a computer code, not by a central bank, and prices can be extremely volatile. For instance, during the period from December 17, 2017 to December 14, 2018, bitcoin experienced a decline of roughly 84%, and experienced a similar decline in value from November 2021 to June 2022. There is no assurance that bitcoin will maintain its long-term value in terms of purchasing power in the future, or that acceptance of bitcoin payments by mainstream retail merchants and commercial businesses will continue to grow. Any decline in the price of bitcoin could materially and adversely affect our revenues and results of operations.

Cryptomining may adversely affect the environment.

Digital asset mining operations can consume significant amounts of electricity, which may have a negative environmental impact and give rise to public opinion against allowing, or government regulations restricting, the use of electricity for mining operations. Additionally, miners may be forced to cease operations during an electricity shortage or power outage, or if electricity prices increase where the mining activities are performed. This could adversely affect the price of bitcoin, or the operation of the bitcoin network, and by extension our revenues and results of operations.

The actual or perceived use of bitcoin and other digital assets in illicit transactions may adversely affect the cryptocurrency industry.

Recent years have seen digital assets used at times as part of criminal activities and to launder criminal proceeds, as means of payment for illicit activities, or as an investment fraud currency. Although the number of cases involving cryptocurrencies for the financing of terrorism remains limited, criminals have nonetheless become more sophisticated in their use of digital assets.

Although bitcoin transaction details are logged on the blockchain, a buyer or seller of bitcoin may never know to whom the public key belongs or the true identity of the party with whom it is transacting, as public key addresses are randomized sequences of alphanumeric characters that, standing alone, do not provide sufficient information to identify users. Further, identifying users can be made even more difficult where a user utilizes a tumbling or mixing services (e.g., Tornado Cash) to further obfuscate transaction details.

The cryptocurrency industry and our revenues may be adversely affected to the extent that digital assets are increasingly used in connection with illicit transactions, or are perceived as being used in connection with illicit transactions.

Operational cost may exceed the award for solving blocks or transaction fees. Increased transaction fees may adversely affect the usage of the Bitcoin network.

Miners generate revenue from both newly created bitcoin (known as the “block reward”) and from fees taken upon verification of transactions. If the aggregate revenue from transaction fees and the block reward is below a miner’s cost, the miner may cease operations. Additionally, in the event of a fork of the Bitcoin network, some miners may choose to mine the alternative new bitcoin resulting from the fork, thus reducing processing power on the original blockchain.

Furthermore, the incentives for miners to contribute processing power to the Bitcoin network is set to decrease over time. If transaction confirmation fees become too high, the marketplace may be reluctant to use bitcoin. This may result in decreased usage and limit expansion of the bitcoin network in the retail, commercial and payments space. Conversely, if the reward for miners or the value of the transaction fees is insufficient to motivate miners, they may cease expending processing power for any blockchain to solve blocks and confirm transactions.

Ultimately, if the awards of new bitcoin for solving blocks declines and transaction fees for recording transactions are not sufficiently high to incentivize miners, or if the costs of validating transactions grow disproportionately, miners may operate at a loss, transition to other networks, or cease operations altogether. Each of these outcomes could, in turn, slow transaction validation and usage, which could have a negative impact on the Bitcoin network and could adversely affect our revenues and results of operations.

SELLING SHAREHOLDER

The table below lists the Selling Shareholder and other information regarding the “beneficial ownership” of the Class A ordinary shares by the Selling Shareholder. In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “beneficial ownership” includes any Class A ordinary shares as to which the Selling Shareholder have sole or shared voting power or investment power and any Class A ordinary shares that the Selling Shareholder hold.

The second column indicates the number of Class A ordinary shares beneficially owned by the Selling Shareholder, based on their respective ownership as of the date of this prospectus.

The third column lists the Class A ordinary shares being offered by this prospectus by the Selling Shareholder. As the daily prices of our Class A ordinary shares that are the inputs to the determination of the purchase price pursuant to the SEPA, the number of shares that may be sold by the Company under the SEPA may be fewer than the number of shares being offered by this prospectus.

This prospectus covers the resale of all of the Class A ordinary shares that are held by the Selling Shareholder. The Selling Shareholder can offer all, some or none of their Class A ordinary shares, thus we have no way of determining the number of the Class A ordinary shares that will be held after this offering. Therefore, the fourth and fifth columns assume that the Selling Shareholder will sell all of the Class A ordinary shares which are covered by this prospectus. See “Plan of Distribution.”

	Number of Class A ordinary shares Owned Prior to Offering	Maximum Number of Class A ordinary shares to be Sold Pursuant to this Prospectus(2)	Number of Ordinary Shares Owned After Offering(3)	Percentage Beneficially Owned After Offering
YA II PN, LTD. (1)	0	30,356,630	0	*	%

*	Less than 1%

(1)

YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the general partner of Yorkville LP. All investment decisions for YA II PN, Ltd., Yorkville LP and Yorkville LLC are made by Yorkville LLC’s President and managing member, Mr. Mark Angelo. The business address of YA II PN, Ltd., Yorkville LP, Yorkville LLC and Mr. Mark Angelo is 1012 Springfield Avenue, Mountainside, NJ 07092.

(2)	Consists of 30,000,000 shares of Class A ordinary shares required to be registered under the initial Yorkville Registration Rights Agreement and 356,630 commitment fee shares issued to YAII PN, Ltd. under the SEPA, however the number of shares of Class A ordinary shares that may actually be acquired by YAII PN, Ltd. pursuant to the SEPA is not currently known, and is subject to satisfaction of certain conditions and other limitations set forth in the Yorkville SEPA, including the Ownership Limitation.

(3)	Assumes the sale of all shares of our Class A ordinary shares being offered for resale pursuant to this prospectus.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s). We will not receive any of the proceeds from the sale of any securities offered pursuant to this prospectus by any Selling Shareholder. The Selling Shareholder will receive all of the proceeds from the sale of Class A ordinary shares under the secondary offering of this prospectus. The Selling Shareholder will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Class A ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Class A ordinary shares covered by this prospectus and any prospectus supplement. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with Cayman Islands laws.

See “Plan of Distribution” elsewhere in this prospectus for more information.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Except as set forth above, we know of no existing arrangements between Yorkville and any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our ordinary shares offered by this prospectus.

Sale through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our Ordinary Share all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Selling Shareholder’s Plan of Distribution

The Selling Shareholder and any of its respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, share exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that the Selling Shareholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that the Selling Shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholder.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Ordinary Share for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Ordinary Share by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and are informing the Selling Shareholder of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

We have advised Yorkville that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Yorkville, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

DESCRIPTION OF CAPITAL SHARE

General

We are a Cayman Islands exempt company and our affairs are governed by our Seventh Amended and Restated Memorandum and Articles of Association and Companies Law of the Cayman Islands, which we refer to as the Companies Law below. As of the date hereof, our authorized share capital is US$40,000,000,000 divided into (i) 4,980,000,000 Class A ordinary shares of a par value of US$8.00 each; and (ii) 20,000,000 Class B ordinary shares of a par value of US$8.00 each.

As of the date of this prospectus, there are 13,755,975 Class A ordinary shares issued and outstanding and 12,195 Class B ordinary shares issued and outstanding. The following are summaries of material provisions of our Seventh Amended and Restated Memorandum and Articles of Association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General. The unissued shares of the Company shall be at the disposal of the Board, under its absolute discretion, at such times and for such consideration and upon such terms and conditions and for any reason, without limitation, but so that no shares shall be issued at a discount to par value. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any class or series of preferred shares, no vote of the holders shall be a prerequisite to the issuance of any shares of any class or series of the preferred shares authorized by and complying with the conditions of the Memorandum and Articles of Association. The board may issue options, warrants, convertible securities or other similar nature securities.

Ordinary Shares. Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members.

Conversion. Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board. Our Seventh Amended and Restated Memorandum and Articles of Association provide that our Board may declare and pay dividends out of the profits of the Company, realized or unrealized, or from any reserve set aside from profits which the directors determine is no longer needed, or out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Law.

Voting Rights. In respect of all matters subject to a shareholder’s vote, at any general meeting on a show of hands every Shareholder present in person (or being a corporation, is presented by a duly authorized representative), or by proxy shall have one vote and on a poll every Shareholder present in person or by proxy or, in the case of a Shareholder being a corporation, by its duly authorized representative shall have one (1) vote for each Class A ordinary share and thirty (30) votes for each Class B ordinary share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share. A quorum required for a meeting of shareholders consists of one shareholder who holds at least one-third of our issued voting shares. Shareholders’ meetings may be held annually. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Extraordinary general meetings may be called by a majority of our Board or upon a requisition of shareholders holding at the date of deposit of the requisition not less one-tenth of such of the paid-up share capital of our Company that carries the right to vote at a general meeting, forthwith proceed to convene an extraordinary general meeting. An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast at a meeting. A special resolution will be required for important matters such as making changes to our Seventh Amended and Restated Memorandum and Articles of Association.

Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form prescribed by the NASDAQ Stock Market (the “Designated Stock Exchange”) or in or any other form approved by our Board. Our Board may, in its absolute discretion, decline to register any transfer of any Ordinary Shares only where such share is not a fully paid up share (and being transferred to a person of whom it does not approve), or any share issued under any share incentive scheme for employees or pursuant to any other agreement, contract or other such arrangement. If the Board refuses to register a transfer of any share, it shall, within three months after the date on which the transfer was lodged with the Company, send to each of the transferor and transferee notice of the refusal. The registration of transfers of shares or of any class of shares may, subject to compliance with any notice requirement of the Designated Stock Exchange, be suspended at such times and for such periods (not exceeding in the whole thirty (30) days in any year) as the Board may determine.

Inspection of Books and Records. Holders of our Ordinary Shares have no general right under our Seventh Amended and Restated Memorandum and Articles of Association to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information”.

Issuance of Additional Shares. Our memorandum of association authorizes our Board to issue additional Ordinary Shares from time to time as our Board shall determine, to the extent of available authorized but unissued shares. Our memorandum of association also authorizes our Board to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:

●	the designation of the series to be issued;

●	the number of shares of the series;

●	the dividend rights, conversion rights, voting rights; and

●	the liquidation preferences.

Our Board may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of our Seventh Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that authorize our Board to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Differences in Corporate Law

The Companies Act is modeled after that of English law but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws which applicable to United States corporations and their shareholders. Set forth below is a summary of some of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to the companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, a “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

In order to effect a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association.

The plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, inter alia, a declaration as to the solvency of each constituent company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger and consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares if they follow the required procedures under the Companies Act subject to certain exceptions. The fair value of the shares will be determined by the Cayman Islands court if it cannot be agreed among the parties. Court approval is not required for a merger or consolidation effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved, for a creditor-led arrangement, by a majority in number of each class of creditors with whom the arrangement is to be made, and, in either a shareholder or a creditor arrangement, three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such that an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a take-over offer is made and accepted by holders of not less than 90% of the shares within four months, the offer, or may, within a two-month period conversing on the expiration of such four months period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to the dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be duly effected if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority”.

Indemnification of Directors and Executive Officers and Limitation of Liability. The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Seventh Amended and Restated Memorandum and Articles of Association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation. As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, courts are moving towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law provides that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held. Our Seventh Amended and Restated Memorandum and Articles of Association provides that anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the shareholders may be done without a meeting by written resolution in accordance with such Third Amended and Restated Memorandum and Articles of Association. A written resolution is passed when it is signed by (or in the case of a shareholder that is a corporation, on behalf of) all the shareholders, or all the shareholders of the relevant class thereof, entitled to vote thereon, or in the case of an ordinary resolution, the requisite majority, and may be signed in as many counterparts as may be necessary.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. The Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in articles of association. Our Seventh Amended and Restated Memorandum and Articles of Association allow our shareholders holding not less than 10% of the share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, a shareholder may give notice to the Company of business proposed to be brought before an annual general meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our Seventh Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a may be removed with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Seventh Amended and Restated Memorandum and Articles of Association, directors may be removed by way of a special resolution of our shareholders at any time before the expiration of his or her period of office.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the Companies Act, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Seventh Amended and Restated Memorandum and Articles of Association, our Company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Seventh Amended and Restated Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our Seventh Amended and Restated Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Seventh Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Seventh Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

DESCRIPTION OF PREFERRED SHARE

The particular terms of each issue or series of preferred shares will be described in the applicable prospectus supplement. This description will include, where applicable, a description of:

●	the title and nominal value of the preferred shares;

●	the number of preferred shares we are offering;

●	the liquidation preference per preferred share, if any;

●	the issue price per preferred share (or if applicable, the calculation formula of the issue price per preferred share);

●	whether preferential subscription rights will be issued to existing shareholders;

●	the dividend rate per preferred share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the relative ranking and preferences of the preferred shares as to dividend rights (preferred dividend if any) and rights if we liquidate, dissolve or wind up the company;

●	the procedures for any auction and remarketing, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the preferred shares on any securities exchange or market;

●	whether the preferred shares will be convertible into our Class A ordinary shares or preferred shares of another category, and, if applicable, conditions of an automatic conversion into Class A ordinary shares, if any, the conversion period, the conversion price, or how such price will be calculated, and under what circumstances it may be adjusted;

●	voting rights, if any, of the preferred shares;

●	preemption rights, if any;

●	other restrictions on transfer, sale or assignment, if any;

●	a discussion of any material or special Cayman Islands or United States federal income tax considerations applicable to the preferred shares;

●	any limitations on issuances of any class or series of preferred shares ranking senior to or on a parity with the series of preferred shares being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	any rights attached to the preferred shares regarding the corporate governance of our company, which may include, for example representation rights to the board of directors; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred shares.

Our board of directors may cause us to issue from time to time, out of our authorized share capital (other than the authorized but unissued ordinary shares), series of preferred shares in their absolute discretion and without approval of the shareholders; provided, however, before any preferred shares of any such series are issued, our board of directors shall by resolution of directors determine, with respect to any series of preferred shares, the terms and rights of that series.

When we issue preferred shares under this prospectus and the applicable prospectus supplement, the shares will be fully paid and non-assessable and will not have, or be subject to, any pre-emptive or similar rights.

The issuance of preferred shares could adversely affect the voting power of holders of ordinary shares and reduce the likelihood that holders of ordinary shares will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our ordinary shares. The issuance of preferred shares also could have the effect of delaying, deterring or preventing a change in control of our company.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

The Indenture or forms of Indentures, if any, will be filed as exhibits to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem share, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Ordinary Share, preferred share or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common share, preferred share or debt securities or any combination thereof. Warrants may be issued independently or together with our common share, preferred share or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 6-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We incorporated in the Cayman Islands in order to enjoy the following benefits: (1) political and economic stability; (2) an effective judicial system; (3) a favorable tax system; (4) the absence of exchange control or currency restrictions; and (5) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (1) the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (2) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

All of our operations are conducted outside the United States, and all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, located at Newark, Delaware, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Zhong Lun Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has advised us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Conyers Dill & Pearman has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Zhong Lun Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement(s) relating to the offering of those securities.

EXPENSES

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC registration fee	$45,460.8
FINRA filing fee		(1)
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Miscellaneous fees and expenses		(1)
Total		$(1)

(1)	To be provided by a prospectus supplement or as an exhibit to a Report on Form 6-K that is incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered in any offering and legal matters as to Cayman Islands law will be passed upon for us by Conyers Dill & Pearman. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2023, 2022 and 2021 and for the fiscal years ended December 31, 2023, 2022 and 2021 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus constitutes a part of a registration statement on Form F-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.x3holdings.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Ordinary Share in this offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:

●	The annual report on Form 20-F for the fiscal year ended December 31, 2023, filed on April 30, 2024;

●	The Form 6-K filed on May 30, 2024, the Form 6-K filed on October 3, 2024, the Form 6-K filed on November 8, 2024 and the Form 6-K filed on November 27, 2024;

●	The registration statement and final prospectus for the Company’s initial public offering, filed on April 2, 2019; and

●	Our Registration Statement on Form 8-A, filed with the SEC on March 27, 2019, including any amendments or reports filed for the purpose of updating the description of our Ordinary Share therein.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC).

Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

X3 HOLDINGS CO., LTD.

Suite 412, Tower A, Tai Seng Exchange

One Tai Seng Avenue

Singapore 536464

Tel: +65-8038-6502

Copies of these filings are also available on our website at www.x3holdings.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Officers and Directors.

The Companies Law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our currently effective memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty of such directors or officers willful default of fraud. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement

4.1**	Form of Debt Securities

4.2**	Form of Warrant Agreement, if any, including form of Warrant

4.3**	Form of Preferred share Certificate of Designation

4.4**	Form of Right Certificate

5.1***	Opinion of Conyers Dill & Pearman

10.1*

Standby Equity Purchase Agreement, dated May 16, 2024, between the Registrant and YA II PN, LTD (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K filed with the SEC on May 30, 2024)

10.2*	Form of Convertible Promissory Note (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K filed with the SEC on May 30, 2024)

10.3*	Omnibus Amendment, dated December 5, 2024, between the Registrant and Yorkville Advisors Global, LP (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 6-K filed with the SEC on December 13, 2024)

23.1***	Consent of Onestop Assurance PAC

23.2***	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

24.1*	Power of Attorney (see signature page of this registration statement)

107***	Calculation of Filing Fee Table

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a filing with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated by reference in connection with the offering of securities to the extent required for any such offering.

***	Previously filed.

Item 10. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(7)	To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering;

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act; and

(9)	Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on December 13, 2024.

X3 HOLDINGS CO., LTD.

By:	/s/ Stewart Lor
Stewart Lor
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Stewart Lor with full power of substitution and resubstitution and full power to act, as his true and lawful attorney-in-fact and agent to act in his name, place and stead, and to execute in the name and on behalf of such person, individually and in the capacity stated below, and to file any and all amendments to this registration statement, any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or any substitute or substitutes for each of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.

Signature	Title	Date

/s/ Stewart Lor	Chief Executive Officer, President and Chairman of the Board	December 13, 2024
Stewart Lor	(Principal Executive Officer)

/s/ Yuxia Xu	Chief Financial Officer and Chief Operating Officer	December 13, 2024
Yuxia Xu	(Principal Accounting and Financial Officer)

/s/ Wei Jiang	Independent Director	December 13, 2024
Wei Jiang

/s/ Ruizhong Jiang	Independent Director	December 13, 2024
Ruizhong Jiang

/s/ Phillip Tao Qiu	Independent Director	December 13, 2024
Phillip Tao Qiu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America of X3 Holdings Co., Ltd., has signed this registration statement thereto in Newark, DE on December 13, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director